                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                TRANS FINANCIAL BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             TRANS FINANCIAL, INC.
                              500 EAST MAIN STREET
                         BOWLING GREEN, KENTUCKY 42101

                                                                   March 3, 1998

To Our Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders of Trans Financial, Inc. (the "Company"), scheduled for 10:00 a.m., Central Time, on Monday, April 20, 1998 at the Bowling Green - Warren County Convention Center, 1021 Wilkinson Trace, Bowling Green, Kentucky. Holders of the Company's outstanding shares of common stock as of February 18, 1998 are entitled to vote at the Annual Meeting.

    Accompanying this letter are a notice of the meeting, a proxy statement relating to the meeting, a proxy card and the Annual Report of the Company. The proxy statement contains information relating to the actions to be taken at the meeting. We urge you to review the Annual Report and the proxy statement in their entirety in order that you may be fully informed about the matters to be considered at the meeting. After reviewing the enclosed materials, we urge you to complete the proxy card and return it to us in the enclosed envelope.

    In addition to the specific matters set forth in the enclosed notice of the meeting, we look forward to discussing with you at the meeting any questions you may have concerning the operation of the Company during the past year.

    Whether or not you plan to attend the meeting in person, please mark, sign and return the enclosed proxy card. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent in a proxy card.

                                    Sincerely,

                                             [SIGNATURE]

                                    Thomas R. Wallingford

                                    Chairman of the Board

                                             [SIGNATURE]

                                    Vince A. Berta

                                    President and Chief Executive Officer

                             TRANS FINANCIAL, INC.
                              500 EAST MAIN STREET
                         BOWLING GREEN, KENTUCKY 42101

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    Notice is hereby given that the Annual Meeting of Shareholders of Trans Financial, Inc. (the "Company") will be held on Monday, April 20, 1998, at 10:00 a.m., Central Time, at the Bowling Green - Warren County Convention Center, 1021 Wilkinson Trace, Bowling Green, Kentucky, for the following purposes:

        1. For the election of three Class I directors of the Company to hold office in accordance with the terms and conditions set forth in the accompanying proxy statement;

        2. To consider a proposal to approve the Trans Financial, Inc. 1998 Stock Incentive Plan; and

        3. To consider and act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

    Whether or not you plan to attend the Annual Meeting in person, please mark, sign and return the enclosed proxy card as soon as possible in the enclosed stamped, addressed envelope. If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent in a proxy card. Only shareholders of record at the close of business on February 18, 1998 will be entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed.

                                          By Order of the Board of Directors,

                                                   [SIGNATURE]

                                          Jay B. Simmons
                                          Senior Vice President
                                          General Counsel and Secretary

March 3, 1998

                             TRANS FINANCIAL, INC.
                              500 EAST MAIN STREET
                         BOWLING GREEN, KENTUCKY 42101

                                ----------------

                                PROXY STATEMENT
                                 MARCH 3, 1998

                                ---------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trans Financial, Inc. (the "Company") of proxies for the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on April 20, 1998, at the Bowling Green - Warren County Convention Center, 1021 Wilkinson Trace, Bowling Green, Kentucky, at 10:00 a.m. It is anticipated that this Proxy Statement will first be mailed to the shareholders on March 3, 1998.

    Anyone executing and delivering a proxy has the power to revoke it at any time prior to the establishment of a quorum at the Annual Meeting. Such revocation must be in writing and delivered to the Secretary of the Company prior to the time the presence of a quorum has been determined and declared. Any valid and unrevoked proxy will be voted as specified in the proxy. IF NO SPECIFICATION TO THE CONTRARY IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, AND FOR THE PROPOSAL TO APPROVE THE TRANS FINANCIAL, INC. 1998 STOCK INCENTIVE PLAN, ALL IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THIS PROXY STATEMENT.

    The solicitation of proxies will be made primarily by mail, and the Company will bear the cost thereof. Certain officers and directors of the Company and persons acting under their instructions, who will not be specifically compensated for such services, may also solicit proxies on behalf of management by means of telephone, personal interviews and mail. The cost of such additional solicitation, if any, will not be material. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so. In addition, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies from the Company's shareholders. The fees to be paid to such firm for such services by the Company are not expected to exceed $8,500, plus reasonable out-of-pocket costs and expenses.

    At the Annual Meeting, shareholders will elect three directors to serve as Class I directors of the Company. In addition, as disclosed in the Notice of the Annual Meeting, a proposal will be submitted to shareholders at the Annual Meeting to approve a new stock incentive plan. Only shareholders of record at the close of business on February 18, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting.

                               SHARES AND VOTING

    On the Record Date, there were issued and outstanding 11,641,651 shares of common stock of the Company ("Common Stock"). Holders of Common Stock are entitled to one vote for each share held on the Record Date on all matters presented to the shareholders at the Annual Meeting, except that, in the election of directors, cumulative voting rules will apply. Under cumulative voting, each shareholder is entitled to cast the number of votes equal to the number of shares of Common Stock owned by him or her, multiplied by the number of directors to be elected. Each shareholder, or his or her proxy, may cast all of his or her votes (as thus determined) for a single nominee for director or may distribute them among two or more nominees, in the shareholder's discretion. Under cumulative voting, the three nominees receiving the most votes cast for the election of directors at the Annual Meeting will be elected, which means that abstentions and broker non-votes will have no effect on the outcome of the vote. The authority of the persons named as proxies in the accompanying proxy card to cumulate votes is described in the section entitled "ELECTION OF DIRECTORS" below.

    Shareholders are being asked to approve the Trans Financial, Inc. 1998 Stock Incentive Plan. An affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval. Abstentions and broker non-votes will have the effect of a "No" vote.

                        VOTING SECURITIES AND OWNERSHIP

    As of the Record Date, to the knowledge of the Company, no person or entity beneficially owned more than five percent (5%) of the issued and outstanding shares of Common Stock, which is the only class of stock of the Company entitled to vote at the Annual Meeting, except as follows:

                                                                                                          PERCENT
                                            NAME AND ADDRESS                               NUMBER        OF CLASS
 TITLE OF CLASS                            OF BENEFICIAL OWNER                           OF SHARES      OUTSTANDING
-----------------  -------------------------------------------------------------------  ------------  ---------------
Common Stock       Trans Financial Bank, National Association, as Trustee of the Trans    838,411(1)         7.20%
                     Financial Savings Investment Plan and as Trustee of the Trans
                     Financial Employee Stock Ownership Plan
                   500 East Main Street
                   Bowling Green, Kentucky 42101

------------

(1) Includes 360,315 shares (or 3.10% of those outstanding) held as Trustee under the Trans Financial Savings Investment Plan ("Savings Investment Plan") and 478,096 shares (or 4.11% of those outstanding) held as Trustee under the Trans Financial Employee Stock Ownership Plan ("ESOP"). The Common Stock was acquired in open market transactions pursuant to the terms of the Savings Investment Plan and the ESOP. Shares of Common Stock allocated to the accounts of ESOP partici-pants are voted by the participants, and the Bank disclaims beneficial ownership of these shares. As of the Record Date, shares aggregating 512,116 (or 4.40% of those outstanding) held in the Savings Investment Plan or held in the ESOP and not yet allocated to participants' accounts may be voted by the Trustee.

    The following table sets forth information as of the Record Date relating to the ownership of Common Stock by each director and nominee, by the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as such term is defined in the section entitled "EXECUTIVE COMPENSATION AND OTHER INFORMATION" below) employed by the Company as of the Record Date, and by all directors, nominees for director and executive officers of the Company as a group. Except where otherwise stated, sole voting and investment power are held by the beneficial owners named.

                                                                            AMOUNT AND NATURE OF   PERCENT OF CLASS
                                  NAME                                      BENEFICIAL OWNERSHIP      OUTSTANDING
-------------------------------------------------------------------------  ----------------------  -----------------
Vince Berta                                                                          65,639(1)             0.56%
Barry D. Bray                                                                        81,145(2)             0.70%
James G. Campbell                                                                     8,519(3)             0.07%
Mary D. Cohron                                                                       21,917                0.19%
John K. Davis II                                                                      4,987(4)             0.04%
Floyd H. Ellis                                                                       29,572                0.25%
David B. Garvin                                                                       4,588(5)             0.04%
Wayne Gaunce                                                                         31,441(6)             0.27%
C.C. Howard Gray                                                                      9,298                0.08%
Charles A. Hardcastle                                                                52,176(7)             0.45%
Carroll Knicely                                                                      30,242(8)             0.26%
C. Cecil Martin                                                                      60,609(9)             0.52%
Edward R. Matthews                                                                   12,943(10)            0.11%
James D. Scott                                                                      152,004(11)            1.31%
Ronald Szejner                                                                       37,698(12)            0.32%
William B. Van Meter                                                                100,422(13)            0.86%
Thomas R. Wallingford                                                                43,798(14)            0.38%
Directors, nominees for director and executive officers as a group                  849,878(15)            7.30%
  (24 persons)

------------

 (1) Includes 3,594 shares held by the Savings Investment Plan, 1,878 shares held by the ESOP, 3,500 shares owned by Mr. Berta's wife, and 37,166 shares subject to options granted under the Company's stock option plans that Mr. Berta could exercise within 60 days of the Record Date.

 (2) Includes 15,372 shares held by the Savings Investment Plan, 9,802 shares held by the ESOP, and 2,133 shares owned by Mr. Bray's wife.

 (3) Includes 3,575 shares held by the Savings Investment Plan, 1,510 shares held by the ESOP, and 3,334 shares subject to options granted under the Company's stock option plans that Mr. Campbell could exercise within 60 days of the Record Date.

 (4) Includes 175 shares held by the Savings Investment Plan, 190 shares held by the ESOP, and 2,000 shares subject to options granted under the Company's stock option plans that Mr. Davis could exercise within 60 days of the Record Date.

 (5) Includes 4,162 shares owned by Mr. Garvin's children. Does not include 400,541 shares held by a trust of which Mr. Garvin is the sole beneficiary.

 (6) Includes 23,557 shares owned by Mr. Gaunce's wife.

 (7) Includes 8,137 shares owned by Mr. Hardcastle's wife and 26,612 shares owned by B.G. Chemicals, Inc., of which Mr. Hardcastle is a 30% owner.

 (8) Includes 7,480 shares owned by Mr. Knicely's wife.

 (9) Includes 29,319 shares owned by Mr. Martin's wife and 3,333 shares owned by Center of Insurance, Inc., of which Mr. Martin is a 50% owner.

(10) Includes 1,204 shares held by the Savings Investment Plan, 1,073 shares held by the ESOP, and 8,366 shares subject to options granted under the Company's stock option plans that Mr. Matthews could exercise within 60 days of the Record Date.

(11) Includes 35,310 shares owned by Mr. Scott's wife.

(12) Includes 698 shares held by the ESOP, and 37,000 shares subject to options granted under the Company's stock option plans that Mr. Szejner could exercise within 60 days of the Record Date.

(13) Includes 3,500 owned by a partnership, of which Mr. Van Meter is a 50% owner.

(14) Includes 5,618 shares owned by a revocable trust for the benefit of Mr. Wallingford's wife, of which Mr. Wallingford is the sole trustee.

(15) Includes 109,528 shares subject to options granted under the Company's stock option plans that executive officers could exercise within 60 days of the Record Date.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent (10%) of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership. Based solely on its review of the forms filed with the SEC, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that everyone who was an executive officer, director or greater than 10% beneficial owner at any time during 1997 complied with all filing requirements applicable to them during 1997, with the following exceptions. Mr. Campbell was late in filing one report covering four transactions. Mr. Davis was late in filing one report covering one transaction. Gregg Hall, who became an executive officer in December of 1997, failed to list one option on his report of initial ownership on Form 3. Mr. Van Meter was late in filing one report covering one transaction.

                                  PROPOSAL I:
                             ELECTION OF DIRECTORS

    The Articles of Incorporation and Bylaws of the Company provide that the Board of Directors shall be composed of not less than nine nor more than twenty members, with the exact number to be determined each year by resolution of a majority of the full Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at ten.

    Article VIII of the Company's Articles of Incorporation provides for the division of the Board into three classes as permitted by the laws of Kentucky. Election of directors to each of the three classes is staggered in order that one class of directors will be elected at each annual meeting. Under the laws of Kentucky, the three classes should be as equal in number as practicable. Accordingly, three Class I directors will be elected at the upcoming Annual Meeting.

    Class II directors will be elected at the 1999 Annual Meeting of Shareholders, and Class III directors will be elected at the 2000 Annual Meeting of Shareholders.

    The following table contains information concerning all of the current directors whose terms extend beyond the date of the Annual Meeting and of all nominees for director of the Company, including their positions held with Trans Financial Bank, National Association located in Bowling Green, Kentucky ("TFBNA"), and Trans Financial Mortgage Company located in Tullahoma, Tennessee ("TFMC"), and identifies those individuals who will be nominated for election at the Annual Meeting. The Class I directors will be elected to serve for a term of three years and until their successors have been elected and qualified.

                                                                       PRINCIPAL OCCUPATION,
                                                                        BUSINESS EXPERIENCE
                          POSITION AND OFFICE      POSITION AND           DURING PAST FIVE         DIRECTOR OF
                               HELD WITH           OFFICE HELD            YEARS AND OTHER            COMPANY
      NAME AND AGE            SUBSIDIARIES         WITH COMPANY          DIRECTORSHIPS HELD       OR BANKS SINCE
------------------------  --------------------  ------------------  ----------------------------  --------------

CLASS I DIRECTORS NOMINATED FOR ELECTION AT THE ANNUAL MEETING:

Mary D. Cohron,           Director of TFBNA     Director, Class I   Employee and Consultant,           1979
  age 50                                                              Kentucky School Boards
                                                                      Association; Owner,
                                                                      Greencastle Farms, Inc.;
                                                                      Former Owner, The Aerobic
                                                                      Workout

David B. Garvin,          Director of TFBNA     Director, Class I   Owner, Ironwood Farm; Former       1989
  age 55                                                              Chairman of the Board,
                                                                      Camping World, Inc.

James D. Scott,           Director of TFBNA     Director, Class I   Chairman of the Board,             1994
  age 60                                                              Scotty's Contracting and
                                                                      Stone Company; President,
                                                                      Scotty's Development
                                                                      Company

DIRECTORS WHOSE TERMS OF OFFICE EXTEND BEYOND THE ANNUAL MEETING:

Wayne Gaunce,             Director of TFBNA     Director, Class II  President, Gaunce                  1977
  age 64                                                              Management, Inc.,
                                                                      Caveland, Inc.; Director,
                                                                      Papa John's International,
                                                                      Inc.

Charles A. Hardcastle,    Director of TFBNA     Director, Class II  President, B.G. Chemicals,         1982
  age 65                                                              Inc., B.G. Paper Company,
                                                                      Consolidated Sanitary
                                                                      Supply, Ashley Center,
                                                                      Inc., Shoppers Warehouse,
                                                                      Inc., and H.H. Hooper Co.,
                                                                      Inc.; Director, Southern
                                                                      Foods, Inc., Southland
                                                                      Manufacturing, Inc.

                                                                       PRINCIPAL OCCUPATION,
                                                                        BUSINESS EXPERIENCE
                          POSITION AND OFFICE      POSITION AND           DURING PAST FIVE         DIRECTOR OF
                               HELD WITH           OFFICE HELD            YEARS AND OTHER            COMPANY
      NAME AND AGE            SUBSIDIARIES         WITH COMPANY          DIRECTORSHIPS HELD       OR BANKS SINCE
------------------------  --------------------  ------------------  ----------------------------  --------------
William B. Van Meter,     Director of TFBNA     Director, Class II  Chairman, Van Meter                1992
  age 50                                                              Insurance Agency, Inc.;
                                                                      Owner, Van Meter
                                                                      Investments; President,
                                                                      American Superior Holding
                                                                      Company, L.C., American
                                                                      Superior Insurance Company

Vince A. Berta,           Director and          Director, Class     President and Chief                1996
  age 39                  Executive Vice        III; President and    Executive Officer of the
                          President of TFBNA;   Chief Executive       Company since June 4,
                          Director of TFMC      Officer               1996; formerly Executive
                                                                      Vice President, Senior
                                                                      Vice President and Chief
                                                                      Financial Officer of the
                                                                      Company, beginning in
                                                                      April 1993; formerly Vice
                                                                      President, PNC Financial
                                                                      Corp.

C.C. Howard Gray,         Director of TFBNA     Director, Class     President, James N. Gray           1977
  age 48                                        III                   Construction Co., Inc.

Carroll Knicely,          Director of TFBNA     Director, Class     President, Associated              1977
  age 69                                        III                   Publications, Inc.; Real
                                                                      estate developer

C. Cecil Martin,          Director of TFBNA     Director, Class     President, Center of               1990
  age 42                                        III                   Insurance, Inc.

------------

    If any of the nominees named above should become unwilling or unable to serve, the individuals named as proxies on the enclosed proxy form (the "Proxies") shall have the right to vote the shares represented by the proxy form for any substitute nominee that may be proposed by the Board of Directors. No circumstances are now known that would prevent any of the nominees named above from serving. The Proxies may also cumulatively vote the shares represented by the proxy form, and spread such votes among the nominees in any manner, if they deem such action appropriate; provided, however, that the Proxies may not vote the shares represented by the proxy forms for more than three nominees.

    There are no family relationships between any director or executive officer of the Company or any nominee. Except as otherwise described herein, there are no arrangements or understandings regarding the election of any of the foregoing nominees as directors. All nominations for membership on the Board of Directors originated with the Board of Directors.

    The Company has an Audit Committee consisting of directors Cohron, Ellis, Gray, Hardcastle, Knicely, Scott and Wallingford. It is the responsibility of the Audit Committee annually to cause audits to be made by auditors responsible only to the Board of Directors; to review the audits and operational procedures of the Company and its subsidiaries (the "Subsidiaries"); to ascertain whether the Subsidiaries are being operated in compliance with the requirements of the various regulatory authorities having jurisdiction over the Subsidiaries' operations; to review reports of examinations made by federal and state bank examiners and ascertain that any and all operational deficiencies set forth in such reports are satisfactorily corrected; to review the annual reports submitted by the internal auditors and ascertain that the internal auditors are carrying out internal audit programs that are adequate to verify that the policies and procedures formulated for the operation of the Company and the Subsidiaries are being followed and that a sufficient system of internal control is being maintained; and to report its findings to the Board of Directors. The Audit Committee met five times in 1997.

    The Company has a Compensation Committee consisting of directors Gaunce, Knicely, Martin, Van Meter and Wallingford. It is the responsibility of the Compensation Committee to review and approve issues pertaining to executive compensation and stock options granted or to be granted to the executive officers and employees of the Company and the Subsidiaries. The Compensation Committee met four times during 1997.

    The Company has no Nominating Committee. All nominations for membership on the Board of Directors originate with the Board of Directors.

    During 1997, there were fourteen meetings of the Company's Board of Directors. Each of the directors attended at least seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he or she was a director, and (2) the total number of meetings held by all committees of the Board on which he or she served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the fiscal years ended December 31, 1995, 1996 and 1997, to or on behalf of (i) the Company's Chief Executive Officer, (ii) the other four most highly compensated executive officers of the Company (determined as of the end of 1997), and (iii) an officer of the Company who ceased to be an executive officer, for purposes of
Item 401(b) of Regulation S-K promulgated under the federal securities laws, during 1997, but would have been one of the other four most highly compensated executive officers of the Company if he had been an executive officer at the end of 1997. These officers are referred to herein as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                                                     -------------
                                                       ANNUAL COMPENSATION
                                              -------------------------------------     AWARDS
                                                                          OTHER      -------------     ALL OTHER
                                     YEAR                                ANNUAL       SECURITIES    COMPENSATION(1)
                                   ---------                             COMPEN-      UNDERLYING    ----------------
   NAME AND PRINCIPAL POSITION                  SALARY      BONUS       SATION(2)     OPTIONS(#)
---------------------------------             ----------  ----------  -------------  -------------
Vince A. Berta, President and           1997  $  251,248  $  125,000         --           37,000     $    6,567(3)
  Chief Executive Officer               1996     175,000      70,000         --           25,000          9,194
                                        1995     170,000          --         --           44,000         12,203
Barry D. Bray, Executive Vice           1997  $  153,120  $   50,000         --            8,554     $   11,847(4)
  President and Chief Credit            1996     168,100      10,000         --            2,000          9,590
  Officer                               1995     168,100          --         --            5,000         12,557
James G. Campbell, Executive Vice       1997  $  135,714  $   47,721         --           17,000     $    5,052(5)
  President and General Sales           1996     135,000      35,000  $  42,362(6)        37,500          8,436
  Manager                               1995     109,615       8,350         --            6,000          9,496
Edward R. Matthews, Executive           1997  $  135,304  $   62,755         --           15,000     $    4,903(7)
  Vice President and Chief              1996     125,595  $   35,000         --           41,000          7,275
  Financial Officer                     1995     117,048          --         --            4,000          4,931
John K. Davis II, Senior Vice           1997  $  127,089  $   50,000         --           14,000     $    5,757(9)
  President and Chief Information       1996     126,762      12,500         --           10,000          2,561
  Officer (8)                           1995      35,577      57,160  $  49,400(10)        6,000             32
Ronald Szejner, Executive Vice          1997  $  153,437  $   57,526         --               --     $   19,748(12)
  President (11)                        1996     150,000      36,056  $  30,232(13)       12,500          9,015
                                        1995     108,400      58,065         --           37,000          7,738

------------

 (1) Information concerning the Company's annual contribution to the ESOP for 1997 is not yet available.

 (2) No disclosure regarding items included in this column is required unless the amount in any year exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported for any Named Executive Officer

 (3) Consists of the Company's matching contribution to the Savings Investment Plan in the amount of $6,333, and premiums in the amount of $234 paid by the Company for term life insurance for the benefit of Mr. Berta.

 (4) Consists of the Company's matching contribution to the Savings Investment Plan in the amount of $6,617, premiums in the amount of $585 paid by the Company for term life insurance for the benefit of Mr. Bray, and $4,645 paid to Mr. Bray upon termination of his Deferred Compensation Agreement (see "Employment Contracts and Termination of Employment and Change of Control Agreements" below).

 (5) Consists of the Company's matching contribution to the Savings Investment Plan in the amount of $4,879 and premiums in the amount of $173 paid by the Company for term life insurance for the benefit of Mr. Campbell.

 (6) Consists of $32,884 in moving expense reimbursement paid to Mr. Campbell pursuant to the human resource policies of the Company, and $9,478 for reimbursement of taxes payable on moving expense reimbursements.

 (7) Consists of the Company's matching contribution to the Savings Investment Plan in the amount of $4,792 and premiums in the amount of $111 paid by the Company for term life insurance for the benefit of Mr. Matthews.

 (8) Mr. Davis joined the Company in September 1995.

 (9) Consists of the Company's matching contribution to the Savings Investment Plan in the amount of $5,504, premiums in the amount of $153 paid by the Company for term life insurance for the benefit of Mr. Davis, and $100 paid to Mr. Davis under the Company's employee referral plan.

(10) Consists of $34,177 in moving expense reimbursement paid to Mr. Davis pursuant to the human resource policies of the Company, and $15,223 for reimbursement of taxes payable on moving expense reimbursements.

(11) Mr. Szejner joined the company in March 1995. In September 1997, Mr. Szejner ceased to be an executive officer of the Company for purposes of
    Item 401(b) of Regulation S-K promulgated under the federal securities laws.

(12) Consists of the Company's matching contribution to the Savings Investment Plan in the amount of $4,400, premiums in the amount of $348 paid by the Company for term life insurance for the benefit of Mr. Szejner, and $15,000 paid in connection with an employment agreement with Mr. Szejner (see "Employment Contracts and Termination of Employment and Change of Control Arrangements" below).

(13) Consists of $18,910 in moving expense reimbursement paid to Mr. Szejner pursuant to the human resource policies of the Company, and $11,322 for reimbursement of taxes payable on moving expense reimbursements.

STOCK OPTIONS GRANTED

    The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ending December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
                               ------------------------------------------------                   ANNUAL RATES OF
                                                      PERCENT OF                                    STOCK PRICE
                                    NUMBER OF        TOTAL OPTIONS                                  APPRECIATION
                                    SECURITIES        GRANTED TO                                  FOR OPTION TERM
                                    UNDERLYING       EMPLOYEES IN    EXERCISE     EXPIRATION   ----------------------
            NAME                 OPTIONS GRANTED      FISCAL YEAR   PRICE($/SH)      DATE        5%($)       10%($)
-----------------------------  --------------------  -------------  -----------  ------------  ----------  ----------

                                       2,000(1)            0.76%     $  29.125      8/18/2007  $   36,634  $   92,836
                                      15,000(2)            5.67%     $  34.75       12/2/2007     327,750     830,700
                                      20,000(3)            7.56%     $  41.70       12/2/2007     298,000     968,600
Vince A. Berta
Barry D. Bray                          4,554(1)            1.72%     $  29.125      8/18/2007  $   83,416  $  211,388
                                       4,000(2)            1.51%     $  34.75       12/2/2007      87,400     221,520
James G. Campbell                      2,000(1)            0.76%     $  29.125      8/18/2007  $   36,634  $   92,836
                                       5,000(2)            1.89%     $  34.75       12/2/2007     109,250     276,900
                                      10,000(3)            3.78%     $  41.70       12/2/2007     149,000     484,300
John K. Davis II                       4,000(2)            1.51%     $  34.75       12/2/2007  $   87,400  $  221,520
                                      10,000(3)            3.78%     $  41.70       12/2/2007     149,000     484,300
Edward R. Matthews                     5,000(2)            1.89%     $  34.75       12/2/2007  $  109,250  $  276,900
                                      10,000(3)            3.78%     $  41.70       12/2/2007     149,000     484,300
Ronald Szejner                          --

------------

(1) Option granted August 18, 1997 under the Company's 1996 Consolidated Stock Option Plan. One-third of the option may be exercised on or after August 18, 1999, a second one-third may be exercised on or after August 18, 2000, and the final one-third may be exercised on or after August 18, 2001. The exercise date of the option may be accelerated upon the occurrence of a Change in Control of the Company, as defined in the Plan. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(2) Option granted December 2, 1997 under the Company's 1996 Consolidated Stock Option Plan. One-third of the option may be exercised on or after December 2, 1999, a second one-third may be exercised on or after December 2, 2000, and the final one-third may be exercised on or after December 2, 2001. The exercise date of the option may be accelerated upon the occurrence of a Change in Control of the Company, as defined in the Plan. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(3) Option granted December 2, 1997 under the Company's 1995 Executive Stock Option Plan. The option may be exercised on or after December 2, 2000. The exercise date of the option will be accelerated upon the occurrence of a Change in Control of the Company, as defined in the Plan. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

STOCK OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year ending December 31, 1997, and unexercised options held as of December 31, 1997:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                 NUMBER OF
                                                                SECURITIES
                                                                UNDERLYING               VALUE OF
                                                                UNEXERCISED            UNEXERCISED
                                                                OPTIONS AT             IN-THE-MONEY
                                                            FISCAL YEAR END(#)          OPTIONS AT
                                 SHARES          VALUE      -------------------   FISCAL YEAR END($)(2)
                               ACQUIRED ON     REALIZED        EXERCISABLE/      ------------------------
            NAME              EXERCISE (#)      ($)(1)         UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----------------------------  -------------  -------------  -------------------  ------------------------

Vince A. Berta                      1,500     $    32,250         4,833/105,667       $116,304/$1,486,309

Barry D. Bray                         625     $    17,266         33,729/14,878         $929,734/$206,946

James G. Campbell                   6,666     $   107,990              0/59,834               $0/$821,848

John K. Davis II                    2,000     $    33,750              0/28,000               $0/$308,000

Edward R. Matthews                 --             --               5,333/60,667         $123,991/$839,134

Ronald Szejner                     --             --                   0/49,500             $0/$1,044,750

------------

(1) Market price at time of exercise less exercise price.

(2) Market value of underlying securities at December 31, 1997 minus the exercise price at December 31, 1997.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
  ARRANGEMENTS

    In the past, various officers of the Company and its subsidiaries, including Messrs. Bray, Berta and Campbell, had nonqualified deferred compensation agreements with the Company or the Subsidiaries, whereby the officers would receive deferred compensation upon retirement at age 65, death prior to age 65, or termination for any reason following a change in control of the Company. These agreements presented an administrative and financial burden to the Company, with limited perceived value on the part of the participants. In August of 1997, the Company offered to each of these officers the alternative to receive, in exchange for releasing the deferred compensation agreements, either
(1) incentive stock options to be issued under the Company's 1996 Consolidated Stock Plan, or (2) a combination of cash and incentive stock options under that Plan. The amount of cash offered to each officer was based on the amount deemed necessary for the officer to obtain term life insurance to replace the death benefit offered by his or her deferred compensation agreement. The number of option shares offered to each officer was calculated using a recognized valuation method for stock options, using the current realizable cash value under the officer's deferred compensation agreement, less the cash to be received (if any), divided by the calculated value per share of the options to be granted. All of the executive officers of the Company with deferred compensation agreements chose to receive either the incentive stock options, or the combination of cash and incentive stock options. As a result, none of the executive officers of the Company currently have deferred compensation agreements with the Company.

    On September 30, 1997, the Company entered into an agreement with Mr. Szejner concerning his continued employment with the Company and severance benefits after the termination of his employment. Pursuant to the agreement, Mr. Szejner will be employed with the Company through March 31, 1998, at an annual salary rate of $150,000. Under the terms of the agreement, Mr. Szejner received $57,526 of a potential $62,750 bonus for 1997 under the Company's 1997 Leadership Incentive Plan, $26,146 of which was paid at the time the agreement was signed, and the remaining $31,380 of which was paid in January of 1998 at the normal time for the payment of bonuses under the 1997 Leadership Incentive Plan. In addition, at the time the agreement was signed, Mr. Szejner received an additional $15,000. After the termination of Mr. Szejner's employment with the Company on March 31, 1998, he will receive three months of severance pay, and will be covered under the Company's group health plans during the three month severance period.

    Each of the Company's stock option plans have provisions regarding the acceleration of the exercise dates of outstanding options upon a Change in Control (as defined below), as follows:

    1995 EXECUTIVE STOCK OPTION PLAN. Upon a Change in Control of the Company, the exercise dates of all outstanding options under the Company's 1995 Executive Stock Option Plan will accelerate automatically. For purposes of the 1995 Executive Stock Option Plan, a Change in Control of the Company means:

(a) any share exchange or merger or consolidation to which the Company or a Significant Subsidiary (meaning a subsidiary of the Company that meets either of the following: (i) the assets of the subsidiary exceed 40% of the total consolidated assets of the Company as of the end of the most recently completed fiscal year; or (ii) the subsidiary's income from continuing operations before income taxes and extraordinary items exceeds 40% of the consolidated income of the Company as of the most recently completed fiscal year) is a party, or any purchase or other acquisition of substantially all of the business or assets of the Company or any significant Subsidiary, in any transaction or series of transactions, by another corporation or entity, if either (i) the Company will not be the surviving or acquiring corporation or will not own 100% of the outstanding capital stock of the surviving, acquiring or transferee corporate entity immediately following the consummation of the transactions contemplated by the plan or agreement of exchange, merger, consolidation, or sale of assets; or (ii) there will be a 25% change in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation or sale of assets;

(b) any person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act")) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors;

(c) more than 50% of the members of the Board shall not be Continuing Directors (meaning the directors of the Company (i) who were members of the Board on February 1, 1995, (ii) who subsequently became directors of the Company by a vote of the majority of the Continuing Directors then on the Board of Directors, or (iii) whose election or nomination for election by the Company's shareholders was approved by a vote of a majority of the Continuing Directors then on the Board of Directors); or

(d) the Board or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

    1996 CONSOLIDATED STOCK OPTION PLAN. Upon the occurrence of a Change in Control, all options granted under the 1996 Consolidated Stock Option Plan prior to the Change in Control will become immediately exercisable, unless the Change in Control happens on or before April 28, 1999 and is intended to be reflected as a pooling of interests for purposes of accounting. If both of these conditions are met, the Board of Directors may revoke the provisions of the plan regarding acceleration of the right to exercise. In addition, if the Company engages in a transaction on or before April 28, 1999 that does not constitute a Change in Control but which the Company intends to reflect as a pooling of interests for accounting purposes, then the Board of Directors may, at any time prior to a Change in Control, revoke the provisions regarding acceleration of the right to exercise upon a Change in Control, with respect to Options granted before the transaction. If the Board of Directors exercises the right to revoke the provisions regarding acceleration of the right to exercise, each option previously granted under the 1996 Plan will become exercisable in accordance with the schedule provided for at the time of granting of that option. For this purpose, a Change in Control of the Company means:

(a) any share exchange or merger or consolidation to which the Company or a Significant Subsidiary is a party, or any purchase or other acquisition of substantially all of the business or assets of the Company or any Significant Subsidiary, in any transaction or series of transactions, by another corporation or entity, if there will be a change of 25% or more in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation or sale of assets;

(b) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act ) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors;

(c) more than 50% of the members of the Board shall not be Continuing Directors (meaning the directors of the Company (i) who were members of the Board on December 10, 1996, or (ii) who subsequently became directors of the Company by a vote of the majority of the Continuing Directors then on the Board of Directors, or whose election or nomination for election by the Company's shareholders was approved by a vote of a majority of the Continuing Directors then on the Board of Directors); or

(d) the Board or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

    PRIOR STOCK OPTION PLANS. Under the Company's 1988 Stock Option Plan, 1990 Stock Option Plan, 1992 Stock Option Plan and 1994 Stock Option Plan (collectively, the "Prior Plans"), upon a Change of Control of the Company the exercise dates of outstanding options may be accelerated, at the discretion of the Compensation Committee. For purposes of the Prior Plans, a Change in Control of the Company means:

(a) any share exchange or merger or consolidation of the Company or a significant subsidiary of the Company if either (i) the Company will not be the surviving or acquiring corporation or will not own 100% of the outstanding capital stock of the surviving or acquiring corporation following the consummation of the transactions contemplated by the plan or agreement of exchange, merger or consolidation, or (ii) there will be a substantial change in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation;

(b) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Company or a subsidiary of the Company followed by a liquidation of the Company;

(c) the commencement of any tender offer, exchange offer or other purchase offer for, and/or any agreement to purchase, as much as (or more than) 25% of the outstanding Common Stock of the Company or a subsidiary of the Company; or

(d) the Board or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

    To the extent that exercise dates of outstanding options are accelerated under any of these plans, each affected option may be exercised on or after the date of the Change in Control. In addition, the shares subject to the Company's stock option plans will be automatically converted into and replaced by shares of the common stock of the successor, or other equity securities having rights and preferences no less favorable than the common stock of the successor, and the number of shares subject to the options and the purchase price per share upon exercise of the options will be correspondingly adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option.

    For a description of the provisions regarding a Change in Control included in the Company's proposed 1998 Stock Incentive Plan, see the section entitled "PROPOSAL II" below.

REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    This report reflects the Company's compensation policies with respect to its executive officers, as endorsed by the Compensation Committee of the Board of Directors, and the resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting this report.

    The Company through its executive compensation policies seeks to provide compensation that will enable the Company to compete for and retain talented executives who are critical to the Company's long-term success, support a pay-for-performance policy, motivate key senior officers to achieve strategic business initiatives and reward them for their achievements, and align the interests of executives with the long-term interests of shareholders through opportunities that can result in ownership of Common Stock. At present, the executive compensation program of the Company is comprised of salary, annual cash incentive opportunities, long term incentive opportunities in the form of stock options, and certain broad-based employee benefit plans in which the executive officers participate, primarily the Company's Savings Investment Plan and Employee Stock Ownership Plan. In addition, the shareholders are being asked to approve the 1998 Stock Incentive Plan, as a method of providing additional long-term incentives to the Company's employees in the form of compensation tied to the performance of the Company's Common Stock. See the section entitled "PROPOSAL II" below.

    To assist in the process of establishing salaries for executive officers for 1997, management of the Company obtained surveys of the compensation policies and levels for companies in the financial services industry nation-wide. Management focused on information from the surveys with respect to financial services companies with assets from $900 million to $2 billion, and from $2 billion to $6 billion, in order to determine appropriate ranges of competitive salaries for the Company's executive officers. Management believed it was appropriate to use the survey results for these two groups of companies to establish the appropriate competitive ranges for the salaries of the Company's executive officers, because the Company's asset size fell in the very top tier of the lower group of companies. Management then reviewed the salaries of the Company's executive officers against these ranges, and determined, with certain exceptions, that the executive officers' salaries were within the established ranges. Based on these reviews, management recommended to the Compensation Committee that no salary increases be given to executive officers for 1997, with the following exceptions. Management recommended that one executive officer be given an increase in salary because his base salary was significantly below the range, and the recommended salary increase placed him within the range. Management recommended that another executive officer be given an increase in salary based on his individual performance and contributions to the Corporation. The recommended salary increase left him within the range for his position. In addition, management suggested that the salary of a third executive officer be reduced, because his salary was above the established range. The decrease still left him slightly above the range. The Compensation Committee adopted the recommendations of management.

    Annual cash incentives for the Company's executive officers and certain other employees for 1997 were determined under the Company's 1997 Leadership Incentive Plan (the "Incentive Plan"). Under the Incentive Plan, the Company's and the Subsidiaries' performance for 1997 was measured against goals established and approved by the Compensation Committee prior to the beginning of the year, in order to determine the cash incentives to be awarded. Performance measures were established for the Company in the categories of earnings per share and operating efficiency. In addition, for certain participants, specific performance measures were established based on the participant's position within the Company and the Subsidiaries, and his or her resulting ability to affect the outcome of the Company and the subsidiaries with respect to those performance measures. A portion of the cash incentive for each participant was paid depending on the achievement of the performance measures within each of the categories applicable to the participant. For each of the categories, various performance targets were established, with increasing payouts for the higher performance targets. The cash incentive to be awarded to the participant would equal the sum of the incentives determined with respect to each category applicable to that participant. The maximum performance targets for the categories of earnings per share and operating efficiency were reached, and cash incentives were paid in January of 1998.

    Stock option grants under the Company's stock option plans (other than the 1995 Executive Stock Option Plan as described in the next paragraph) provide the right to purchase shares of Common Stock at a minimum of the fair market value on the date of grant. The fair market value for this purpose is defined as the closing price or the average of the bid and asked price on the previous trading day. Options under these plans are not exercisable during the first two years after the date of grant of the option. The number of shares covered by each grant reflects the Compensation Committee's assessment of the individual's relative value to the Company, and is purely a subjective determination by the Committee, with input from the Chief Executive Officer with respect to all awards other than those to the Chief Executive Officer, with no specific quantitative criteria considered.

    Stock option grants under the Company's 1995 Executive Stock Option Plan have an exercise price equal to 120% of the fair market value on the date of grant, and provide an incentive to certain key executive officers of the Company to remain in the employ of the Company and to use their best efforts on its behalf. The fair market value for this purpose is defined as the closing price or the average of the bid and asked price on the previous trading day. Options granted under this plan are not exercisable during the first three years after the date of grant of the option. The Compensation Committee determines the executive officers who will receive options, and the number and terms of options granted to such executive officers. The recipients of and number of shares covered by each option grant reflect the Compensation Committee's assessment of the executive officer's relative value to the Company and is purely a subjective determination by the Committee, with input from the Chief Executive Officer with respect to all awards other than those to the Chief Executive Officer, with no specific quantitative criteria considered.

    Awards under the Company's Employee Stock Ownership Plan and Savings Investment Plan are based on a percentage of the base salary of each of the executive officers as determined under the respective plan. The Company's contributions to the Employee Stock Ownership Plan during 1997 were invested in the Company's Common Stock. The Company's contributions to the Savings Investment Plan during 1997 were invested at the direction of each participant among various investment vehicles, including the Company's Common Stock.

    The Company generally tries to design and administer its incentive compensation plans and stock option plans so that income received by the Named Executive Officers under such plans will be fully deductible by the Company under Section 162(m) of the Internal Revenue Code. The Company believes that all income received by the Named Executive Officers under the current Incentive Plan and under the Company's current incentive stock option plans, except for the 1994 Stock Option Plan, will be fully deductible under Section 162(m). Options under the 1995 Executive Stock Option Plan are not exercisable by a Named Executive Officer in any year to the extent that the exercise of the option would result in income to the Named Executive Officer that would not be deductible by the Company. The Company intends to design awards under the proposed 1998 Stock Incentive Plan, to the extent practicable, so that income received by the Named Executive Officers under such Plan will be deductible under Section 162(m).

    The Chief Executive Officer's salary for 1997 was determined by the Board of Directors during December 1996 in connection with his appointment as Chief Executive Officer of the Company. Prior to that time, Mr. Berta served as Acting Chief Executive Officer, pending an executive search to fill the position of Chief Executive Officer. The executive search was conducted by a Search Committee of the Board of Directors, with the help of an executive search consultant retained by the Company. On December 16, 1996, after the conclusion of the search and upon the recommendation of the Search Committee, the Board of Directors elected Mr. Berta President and Chief Executive Officer. The Board of Directors established Mr. Berta's annual salary at that time at $250,000, which was lower than the minimum range of salaries previously established by the Search Committee during the search process. Mr. Berta's salary was not increased for 1997.

    Mr. Berta's cash incentive for 1997 was determined under the Incentive Plan, based on the Company's performance with respect to goals established by the Compensation Committee in the categories of earnings per share and operating efficiency of the Company. Based on the achievement of these quantitative goals, the Compensation Committee awarded the maximum bonus available to Mr. Berta under the Incentive Plan.

    Submitted by the Compensation Committee of the Board of Directors.

Wayne Gaunce                   Carroll Knicely
C. Cecil Martin                William B. Van Meter
Thomas R. Wallingford

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Market Index and a peer group index for the period of five fiscal years commencing January 1, 1993 and ending December 31, 1997. The peer group used in the peer group index, the MG Industry Group 045-East South Central Banks, consists of Alabama National Bancorp, AmSouth Bancorporation, Area Bancshares Corp, Banco Central Hispano, Banco Rio de la Plata, BancorpSouth, Britton & Koontz Capital Corp, CBT Corporation, Colonial BancGroup, Community Financial Group, Community Trust Bancorp, Compass Bancshares, Deposit Guaranty Corporation, Eufaula BancCorp, Farmers Capital Bank Corporation, First American Corporation, First M & F Corporation, First Tennessee National Corporation, Hancock Holding Company, Mid America Bancorp, National Commerce Bancorporation, Peoples Banctrust Company, Peoples First Corporation, Peoples Holding Company, Premier Financial Bancorp, Regions Financial Corporation, S.Y. Bancorp, South Alabama Bancorp, SouthTrust Corporation, Trans Financial, Inc., Trustmark Corporation and Union Planters Corporation.

    The performance graph assumes that (i) $100 was invested on January 1, 1993, and (ii) dividends were reinvested during each fiscal year presented.

                               PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TRANS FINANCIAL   MG INDUSTRY GROUP INDEX    NASDAQ MARKET INDEX
1992                   100                        100                     100
1993                111.75                     105.70                  119.95
1994                 91.38                     106.13                  125.94
1995                130.53                     142.61                  163.35
1996                174.04                     184.25                  202.99
1997                301.36                     326.12                  248.30

                                 1992     1993     1994     1995     1996     1997
Trans Financial, Inc.           $  100   $111.75  $ 91.38  $130.53  $174.04  $301.36
MG Industry Group 045-East      $  100   $105.70  $106.13  $142.61  $184.25  $326.12
  South Central Banks
NASDAQ Market Index             $  100   $119.95  $125.94  $163.35  $202.99  $248.30

DIRECTOR COMPENSATION

    Non-employee directors of the Company receive Common Stock in payment for their services as directors, under the Company's Directors Stock Compensation Plan. For service rendered during 1997, the amount of Common Stock received by each director was determined based on the dollar amount of fees that would have been received by the director, divided by the average closing stock price for the Common Stock during the year. Fees earned by the directors for purposes of the Plan were as follows: (i) for service as a director of the Company, an annual fee of $2,400, plus a fee of $250 for each regular Board of Directors meeting attended, $350 for each special Board of Directors meeting attended, and $150 for each Committee meeting attended; (ii) for service as a director of a bank subsidiary, a fee of $500 for each regular board meeting attended, $350 for each special board meeting attended, and $150 for each committee meeting attended; and (iii) for service as a member of an advisory board of bank subsidiary, a fee of $300 for each advisory board meeting attended. Only one fee was paid for joint committee meetings.

    For 1998, the amount of Common Stock to be received by each director has been set as follows: (i) 400 shares for service as director of the Company; (ii) 200 shares for service as a director of a bank subsidiary; and (iii) 100 shares for service as a member of an advisory board of a bank subsidiary. The number of shares to be received will be prorated for any director serving less than the full year. This compensation will be paid as a retainer for the services performed by the directors, including service as members of board committees.

    Salaried employees of the Company or of the Subsidiaries who also serve as directors receive no additional compensation for their services as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Directors Gaunce, Knicely, Martin, Van Meter and Wallingford served as members of the Compensation Committee of the Board of Directors during the Company's last fiscal year ended December 31, 1997.

    The spouse of Mr. Martin, a director of the Company and of TFBNA and a member of the Compensation Committee, is the owner of approximately fifteen percent (15%) of the Plaza Shopping Center of Elizabethtown, Inc., which leases a building to TFBNA for use as an operations facility. The aggregate amount of payments made under the lease in 1997 was $168,150.12, and the aggregate amount of payments due under the lease for the current term, which expires May 31, 2008, is $1,907,288.

    Mr. Martin is the part owner of an insurance agency, Center of Insurance, Inc., through which the Company and its subsidiaries purchased insurance in 1997. Total insurance premiums paid to Mr. Martin's insurance agency during 1997 were approximately $327,511.

    Mr. Van Meter, a director of the Company and of TFBNA and a member of the Compensation Committee, is part owner of an insurance agency, Van Meter Insurance Agency, through which the Company purchases insurance. Total insurance premiums paid for insurance purchased through Mr. Van Meter's insurance agency during 1997 were $309,886.

    Mr. Van Meter is a manager and executive officer of American Superior Holding Company, L.C., a limited liability company. Mr. Berta also serves as a manager of American Superior Holding Company, L.C.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Subsidiaries have had, and expect to have in the future, business and banking transactions in the ordinary course of business with certain of their directors and executive officers and their associates, as well as with corporations, partnerships or other entities with which they are connected as directors, officers or shareholders. The banking transactions between the bank subsidiaries and the directors and executive officers were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Company and the bank subsidiaries, such banking transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

    Mr. Hardcastle is part owner of Ashley Center, Inc., which leases a branch office to TFBNA. The aggregate amount of payments made under the lease in 1997 was $17,110.08, and the aggregate amount of payments due under the lease for the current term, which expires March 2002, is $69,866.

    Other transactions between the directors and the Company or the Subsidiaries are described under the section entitled "Compensation Committee Interlocks and Insider Participation" above.

                 PROPOSAL II: APPROVAL OF TRANS FINANCIAL, INC.
                           1998 STOCK INCENTIVE PLAN

    The Company and its shareholders have previously approved the Company's stock option plans to promote the interests of the Company by providing an incentive for officers and employees to remain in the employ of the Company and to use their best efforts on its behalf, and further to aid the Company in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of the Company. On January 19, 1998, the Board of Directors of the Company adopted, subject to the approval of the shareholders, the Trans Financial, Inc. 1998 Stock Incentive Plan (the "1998 Plan") to serve these same purposes. The Board of Directors believes that it is important to adopt this more flexible, long-term, stock-based incentive plan, which will be both competitive with and responsive to rapidly changing financial services industry standards. In recent years, innovative and sophisticated types of incentive awards have been created and used by other companies to enhance the effectiveness of their compensation programs. The 1998 Plan will provide Trans Financial with the ability to devise incentive programs which are responsive to the demands of the marketplace.

    Specifically, the purpose of the 1998 Plan is to encourage the Company's key executives to have a long range view of corporate performance. The objective is to provide the executives with a competitive long-term compensation opportunity which is based on the Company's performance relative to its peers, and which will be paid in Common Stock.

    At the Annual Meeting, the shareholders of the Company will be asked to approve the 1998 Plan. Approval of the 1998 Plan by the Company's shareholders is required to provide to those who receive awards under the plan certain favorable tax treatment afforded under Section 422 of the Internal Revenue Code (the "Code"), and to satisfy the requirements of the National Association of Securities Dealers. Unless otherwise instructed, the persons named in the accompanying form of proxy will vote shares represented by properly executed proxies in favor of the 1998 Plan.

GENERAL SUMMARY OF THE 1998 PLAN

    The description of the 1998 Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 1998 Plan, a copy of which is attached hereto as Appendix I.

    The 1998 Plan authorizes the grant of any of the following types of awards ("Awards") to employees of Trans Financial or its subsidiaries ("Employees"):
(i) stock options which do not constitute "incentive stock options" within the meaning of Section 422 of the Code ("nonqualified stock options"); (ii) incentive stock options; (iii) stock appreciation rights ("SARs"); (iv) restricted shares or units; (v) performance shares or units; (vi) Performance Stock Awards (as defined below); (vii) dividend or equivalent rights; and (viii) other similar stock-based types of grants based in whole or in part by reference to the Common Stock, any of which may be granted on a stand alone, combination or tandem basis.

    The 1998 Plan will be administered by a committee (the "Committee") consisting of not less than two directors. The Committee is empowered to (i) select the Employees to whom Awards will be granted;

(ii) determine the type of Awards to be granted; (iii) establish the terms of each Award, including the vesting schedule, the grant price, the performance standards, the length of the relevant performance, restriction or option period, the dividend rights, the post-retirement and termination rights, and the payment alternatives, such as cash, stock, contingent awards or other means of payment consistent with the purposes of the 1998 Plan, and (iv) such other terms and conditions as the Committee deems appropriate. The Committee may designate other persons to carry out its responsibilities under such conditions and limitations as it may set; however, the Committee may not delegate its authority with regard to awards granted to employees who are subject to the reporting requirements of
Section 16 of the Exchange Act ("Reporting Persons").

    The Committee may grant Awards under the 1998 Plan to all Employees who, in the Committee's opinion, are materially responsible for the management of the Company or have or will materially contribute to the successful performance of the Company. The Company estimates that there are currently 160 Employees who would be eligible to receive awards under the 1998 Plan. A total of 150,000 shares of Common Stock will be available for grant of Awards under the Plan. The number of shares that may be issued or subject to Awards granted in any one year is subject to the following limits:

        AGGREGATE LIMIT. The total number of shares of Common Stock as to which Awards may be granted in any one year may not exceed one-half of one percent of the outstanding Common Stock as reported in the Company's Annual Report on Form 10-K as of year end for the year ending immediately prior to such year (the "Outstanding Stock"); however, the total number of shares of Common Stock available for grants of restricted and performance shares and shares to be issued pursuant to Stock Performance Awards in any year shall not exceed one-fourth of one percent of the Outstanding Stock. The 1998 Plan provides that there shall be carried forward and be available for Awards in each succeeding year, in addition to shares of Common Stock available for grant as described in the preceding sentence, all of the following: (i) any unused portion of the limit set forth in the preceding sentence for the two immediately preceding years; (ii) shares of Common Stock represented by awards under the 1998 Plan which are canceled, forfeited, surrendered, terminated or expire unexercised during the current or two immediately preceding years; and (iii) the excess amount of variable awards under the 1998 Plan which become fixed at less than their maximum limitations during the current or two immediately preceding years.

        INDIVIDUAL LIMIT. The total number of shares of Common Stock as to which awards may be granted in any one year to any participant may not exceed one-fourth of one percent of the Outstanding Stock; however, the total number of shares of Common Stock available for grants of restricted and performance shares and shares to be issued pursuant to Stock Performance Awards in any year shall not exceed one-eighth of one percent of the Outstanding Stock.

    For purposes of calculating the number of shares of Common Stock available for grants of awards, the grant of a performance or restricted share unit Award is deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award, and where the value of an Award is variable on the date it is granted, the value is deemed to be the maximum limitation of the Award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for Awards granted under the 1998 Plan.

    For 1998, 57,358 shares of Common Stock will be available for grant to all participants under the 1998 Plan, and a maximum of 28,679 shares of Common Stock are available for grant to any one participant, of which 14,339 shares may be awards of restricted shares or shares to be awarded under Stock Performance Awards. The Board of Directors anticipates that, in the event of shareholder approval of the 1998 Plan, shares subject to grants of Awards made in 1998 will be in an amount substantially less than the maximum permitted for the year.

    The Common Stock subject to the provisions of the 1998 Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

GENERAL DESCRIPTION OF AWARDS

    The following types of Awards may be granted under the 1998 Plan:

    STOCK OPTIONS. The Committee may grant a stock option to an Employee in the form of an incentive stock option or a nonqualified stock option. The exercise period for any stock option granted will be determined by the Committee at the time of grant. The exercise price per share of Common Stock covered by a stock option may not be less than the fair market value of a share of Common Stock on the date of grant. The exercise price is payable, at the Committee's discretion, in cash, in shares of already owned Common Stock, or in any combination of cash and shares. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the stock option becomes exercisable.

    STOCK APPRECIATION RIGHTS. SARs may be granted independently of any stock option or in tandem with all or any part of a stock option granted under the 1998 Plan, upon such terms and conditions as the Committee may determine. Upon exercise, an SAR entitles a participant to receive the excess of the fair market value of a share of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted. The Committee will determine whether the SAR shall be settled in cash, Common Stock or a combination of cash and common Stock.

    RESTRICTED AND PERFORMANCE SHARES. Restricted and performance shares are shares of Common Stock that are subject to restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine. The recipient of restricted shares and performance shares may vote the shares and is entitled to receive dividends thereon, unless the Committee otherwise determines. Dividends may be paid in cash or in additional restricted or performance shares. Restricted and performance shares will be legended and deposited with the Company until the end of the restricted period.

    RESTRICTED AND PERFORMANCE SHARE UNITS. Restricted and performance share units are fixed or variable share or dollar denominated units subject to conditions of vesting, performance and time of payment as the Committee may determine, which may be paid in shares of Common Stock, cash or a combination of both.

    DIVIDEND OR EQUIVALENT RIGHTS. The Committee may grant dividend or equivalent rights with respect to any new or previously existing Award. Dividend or equivalent rights are rights to receive dividends or their equivalent in value in shares of Common Stock, cash or in a combination of both.

    STOCK PERFORMANCE AWARDS. A Stock Performance Award is the right to receive shares of Common Stock that are not to be issued to the Employee until after the end of the performance period established by the Committee, and subject to satisfaction of the Performance Goals (as defined below) for such performance period, all as designated by the Committee.

    For purposes of the 1998 Plan, "Performance Goals" means, with respect to any performance period, performance goals based on any of the following criteria and established by the Committee: earnings or earnings growth; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or reductions in non-performing assets. Such Performance Goals may be particular to an Employee, and may be based on the performance of the Employee or the division, department, branch, line of business, subsidiary or other unit in which the Employee works, or may be based on the performance of the Company generally.

    Stock Performance Awards may be granted to Employees either alone or in addition to other Awards granted under the 1998 Plan. The Committee shall determine (i) the Employees to whom Stock Performance Awards shall be awarded for any performance period, (ii) the duration of the applicable performance period, (iii) the number of shares to be awarded at the end of a performance period to Employees if the Performance Goals are met or exceeded, and (iv) the other terms and conditions of the Stock Performance Awards.

    After the end of a performance period, the financial performance of the Company during such performance period shall be measured against the Performance Goals. If the Performance Goals are not met, no shares shall be issued pursuant to the Stock Performance Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the number of shares to be issued under each Stock Performance Award in accordance with the related award agreement.

    The Committee may, in its sole discretion, apply Negative Discretion to reduce the number of shares to be issued under a Stock Performance Award. For purposes of the 1998 Plan, "Negative Discretion" means other factors to be applied by the Committee in reducing the number of shares to be issued pursuant to a Stock Performance Award if the Performance Goals have been met or exceeded if, in the Committee's sole judgment, such application is appropriate in order to act in the best interest of the Company and its shareholders. The Negative Discretion factors may include the achievement of measurable individual performance objectives established by the Committee, and competitive pay practices.

    To be entitled to receive shares of Common Stock or other compensation under a Stock Performance Award, an Employee must remain in the employment of the Company through the end of the Performance Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

    OTHER STOCK-BASED AWARDS. The Committee may grant other types of Awards of Common Stock, or awards based in whole or in part by reference to the Common Stock ("Other Stock-based Awards"). The Committee shall determine the time at which grants of such Other Stock-based Awards are to be made, the size of such Awards, and all other conditions of such Awards, including any restrictions, deferral periods or performance requirements.

TRANSFERABILITY

    Awards granted under the 1998 Plan can be transferred by bequest and the laws of descent and distribution, or pursuant to qualified domestic relations orders. At the discretion of the Committee, Awards may also be transferred (subject to any restrictions under Section 16(b) of the Exchange Act) to (i) the Employee's spouse or lineal descendants ("Immediate Family Members"), (ii) trusts for the exclusive benefit of the Employee and/or his or her Immediate Family Members, or (iii) a partnership or limited liability company in which the Employee and/or his or her Immediate Family Members are the only partners or members, as applicable. However, there may be no consideration for any such transfer, and any transferred Award may not be further transferred.

ADJUSTMENTS

    The 1998 Plan provides that the number of shares of Common Stock as to which Awards may be granted to participants, the number of shares covered by each outstanding Award, and the price per share in each Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.

CHANGE IN CONTROL

    The 1998 Plan provides that, in the event of a Change in Control, the following will occur with respect to all Awards: all applicable performance standards will be deemed to have been satisfied at the maximum level, all restrictions will lapse, and all time periods relating to the exercise, realization or vesting of Awards will accelerate, so that all Awards will be immediately exercisable, realized or vested in full on the date of the Change in Control, or such other date within 90 days of the Change in Control as the Committee determines.

    In addition, the Committee may, in its sole discretion, make Awards subject to the following in the event of a Change in Control:

    (a) Performance shares or performance units may be paid entirely in cash;

    (b) If the Employee's employment terminates for any reason other than retirement or death following a Change in Control, stock options held by the Employee may be exercised until the earlier of three months after the termination of employment or the expiration date of the stock option;

    (c) All Awards become non-cancelable.

    However, with respect to any Award, the Committee may, in its sole discretion, provide that any of the required or permissive provisions regarding Change in Control will be void and unenforceable if (i) a Change in Control or other business combination occurs within two years following adoption of the Plan by the shareholders of the Company or the grant of the Award, (ii) the Change in Control or business combination is intended to be reflected as a pooling of interests for accounting purposes, and (iii) the Board of Directors finds that any of such provisions would prevent the Change in Control or business combination from being reflected as a pooling of interests for accounting purposes.

    For this purpose, a Change in Control of the Company means:

    (a) any share exchange or merger or consolidation to which the Company or a Significant Subsidiary is a party, or any purchase or other acquisition of substantially all the business or assets of the Company or any Significant Subsidiary in any transaction or series of transactions, by another corporation or entity, if there will be a 25% change in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger, consolidation or sale of assets;

    (b) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Subsidiary, any employee benefit plan of the Company or any of the Subsidiaries, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors;

    (c) more than 50% of the members of the Board of Directors shall not be Continuing Directors (which term, as used herein, means the directors of the Company (i) who were members of the Board of Directors on January 1, 1998, or (ii) who subsequently became directors of the Company by a vote of a majority of the Continuing Directors then on the Board of Directors, or whose election or nomination for election by the Company's stockholders was approved by a vote of a majority of the Continuing Directors then on the Board of Directors); or

    (d) the Board of Directors or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

AMENDMENTS AND TERMINATION

    The Board of Directors may at any time terminate and, from time to time, may amend or modify the 1998 Plan. Any such action of the Board of Directors may be taken without the approval of the Company's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation. The 1998 Plan will terminate on December 31, 2007, but all Awards granted under the 1998 Plan before that date shall be enforceable in accordance with the terms after that date.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the Federal income tax consequences to participants who may receive grants of awards under the 1998 Plan. The discussion is based upon interpretations of the Code in effect as of January 1, 1998, and regulations promulgated thereunder as of such date.

    NONQUALIFIED STOCK OPTIONS. For Federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option under the 1998 Plan. Upon the exercise of an option, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the number of shares acquired upon exercise times the excess of the fair market value of a share of Common Stock on the date of such exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and (ii) the amount realized on such sale or exchange. Under current law, such gain or loss will be capital in nature if the shares were held as a capital asset and will be subject to capital gains tax based on the length of time the shares have been held.

    The Company is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an option.

    INCENTIVE STOCK OPTIONS. No taxable income is realized by the participant upon the grant or exercise of an incentive stock option. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

    If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of two years from the date of grant or one year from the date of transfer, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and (b) the Company will be entitled to deduct such amount (subject to the provisions of Section 162(m) of the Code). Under current law, any further gain or loss realized will be taxed as capital gain or loss, as the case may be, subject to capital gains tax based on the length of time the shares have been held, and will not result in any deduction by the Company.

    If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of after the expiration of two years from the date of grant and one year after the date of transfer, (a) upon sale of such shares, under current law, any amount realized in excess of the exercise price will be treated as a capital gain and any loss sustained will be a capital loss, subject to capital gains tax based on the length of time the shares have been held, and (b) no deduction will be allowed to the Company for Federal income tax purposes.

    If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option is treated as a nonqualified stock option.

    STOCK APPRECIATION RIGHTS. No taxable income is recognized by a participant upon the grant of a SAR under the 1998 Plan. Upon the exercise of a SAR, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the cash received upon exercise, plus the fair market value on the date of exercise of any shares of Common Stock received upon exercise. Shares of Common Stock received on the exercise of a SAR will be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

    The Company is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of a SAR.

    RESTRICTED AND PERFORMANCE SHARES. Similar to SARs, awards of restricted or performance shares will not result in taxable income to the Employee or a tax deduction to the Company for Federal income tax purposes at the time of grant. A recipient of restricted or performance shares generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the restricted or performance shares are no longer subject to forfeiture. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the restricted or performance shares as if such shares were unrestricted and could be sold immediately. If the restricted or performance shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the restricted or performance shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the restricted or performance shares on the date of the grant as if such shares were then unrestricted and could be sold immediately.

    STOCK PERFORMANCE AWARDS. The award of a Stock Performance Award will not result in taxable income to the Employee or a tax deduction to the Company for Federal income tax purposes at the time of grant. A recipient of a Stock Performance Award generally will be subject to tax at the same time and in the same manner as applicable to recipients of restricted and performance shares as described above.

    The Company is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation on an award of a Stock Performance Award.

    RESTRICTED AND PERFORMANCE SHARE UNITS, DIVIDEND OR EQUIVALENT RIGHTS AND OTHER STOCK-BASED AWARDS. The Federal income tax consequence of restricted and performance share units, dividend or equivalent rights and Other Stock-based Awards will depend on how such awards are structured. Generally, the Company will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code) with respect to such awards only to the extent that the recipient realizes compensation income in connection with such awards. It is anticipated that such awards will usually result in compensation income to the recipient in some amount. However, some forms of such awards may not result in any compensation income to the recipient or any income tax deduction for the Company.

    LIMITS ON DEDUCTIONS. Under Section 162(m) of the Code, the amount of compensation paid to the Chief Executive Officer and the four other most highly paid executive officers of the Company in the year for which a deduction may be claimed by the Company (including the Subsidiaries) is limited to $1,000,000 per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

    The Company has structured the 1998 Plan so that any compensation for which the Company may claim a deduction in connection with the exercise of nonqualified stock options and SARs, the disposition by an optionee of shares acquired upon the exercise of incentive stock options and the delivery of shares pursuant to Stock Performance Awards will be performance-based within the meaning of Section 162(m) of the Code. All other awards under the 1998 Plan are not performance-based and therefore any amounts for which the Company may claim a deduction will be subject to the limitations on deductibility in Section 162(m) of the Code.

NEW PLAN BENEFITS

    As described above, the selection of the Employees who will receive awards under the 1998 Plan, if it is approved by shareholders, and the size and type of awards is generally to be determined by the Committee in its discretion. No awards have been made under the 1998 Plan, nor are any such awards now determinable. However, it is the intention of the Committee to grant Stock Performance Awards to certain executives of the Company after adoption of the 1998 Plan by the shareholders of the Company.

MISCELLANEOUS

    The closing price per share of the Common Stock on February 18, 1998, as reported in THE WALL STREET JOURNAL, was $39.25.

    An affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval. Abstentions and broker non-votes will have the effect of a "No" vote.

    FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE 1998 PLAN.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    For the years ended December 31, 1995, 1996 and 1997, the accounting firm of KPMG Peat Marwick LLP served as the Company's and the Banks' independent public accountants and auditors. Upon the recommendation of management, the Board of Directors has approved the selection of KPMG Peat Marwick LLP to serve as the Company's independent public accountants and auditors for the year ending December 31, 1998.

    A representative from the firm of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be available to make a statement should he desire to do so, and respond to appropriate questions of the shareholders.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

    In order to be included in the Company's proxy statement and proxy for the annual meeting of the shareholders of the Company in 1999, any proposals which a shareholder intends to present at that meeting must be received by the Secretary of the Company not later than November 3, 1998.

    Any shareholder may strike out the names of the proxies designated by the Board of Directors on the form of proxy and may write in and substitute the name of any other person and may deliver the revised form of proxy to such other person whom the shareholder may wish to designate as proxy for the purpose of representing the shareholder at the Annual Meeting.

    At the time of preparation of this proxy material, the Company knows of no other matters to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the shares represented thereby in accordance with their judgment.

    The annual report of the Company filed with the Securities and Exchange Commission on Form 10-K is available to shareholders, upon written request to the Company's Secretary, at no cost to the shareholders.

                                          By Order of the Board of Directors,

                                                   [SIGNATURE]
                                          Jay B. Simmons
                                          Senior Vice President
                                          General Counsel and Secretary
Bowling Green, Kentucky
March 3, 1998

                                   APPENDIX A
                             TRANS FINANCIAL, INC.
                           1998 STOCK INCENTIVE PLAN

    Trans Financial, Inc. hereby establishes this 1998 Stock Incentive Plan to promote the interests of the Company by affording an incentive to certain key employees to remain in the employ of the Company and its Subsidiaries; to use their best efforts on its behalf and to associate their interests with those of the Company's shareholders, resulting in increased shareholder value through profitable growth; and to aid the Company and its Subsidiaries in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of the Company and its Subsidiaries.

                            SECTION 1 -- DEFINITIONS

    1.1 AWARD. The term "Award" includes, without limitation, stock options (including incentive stock options under Section 422 of the Code), stock appreciation rights, restricted and performance shares, restricted and performance share units, Performance Stock Awards, dividend or equivalent rights, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

    1.2 AWARD AGREEMENT. The term "Award Agreement" means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Plan Committee.

    1.3  BOARD.  The term "Board" means the Board of Directors of the Company.

    1.4 BUSINESS COMBINATION. The term "Business Combination" means any business combination between the Company or a Subsidiary and any entity other than the Company or a Subsidiary, that does not constitute a Change in Control but which the Company intends to reflect as a pooling of interests for accounting purposes.

    1.5 CHANGE IN CONTROL. The term "Change in Control" means: (i) any share exchange or merger or consolidation to which the Company or a Significant Subsidiary of the Company is a party, or any purchase or other acquisition of substantially all the business or assets of the Company or any Significant Subsidiary in any transaction or series of transactions, by another corporation or entity, if there will be a 25% change in the proportionate ownership of outstanding shares of voting stock of the Company as a result of the transactions contemplated by such plan or agreement of exchange, merger, consolidation or sale of assets; (ii) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors; (iii) more than 50% of the members of the Board of Directors shall not be Continuing Directors (which term, as used herein, means the directors of the Company (A) who were members of the Board of Directors on January 1, 1998, or (B) who subsequently became directors of the Company by a vote of a majority of the Continuing Directors then on the Board of Directors, or whose election or nomination for election by the Company's stockholders was approved by a vote of a majority of the Continuing Directors then on the Board of Directors); or (iv) the Board of Directors or the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

    1.6 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended from time to time.

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
    1.7 COMMON STOCK. The term "Common Stock" means the Company's common stock or the common stock or securities of a Successor that have been substituted therefor.

    1.8 COMPANY. The term "Company" means Trans Financial, Inc., a Kentucky corporation, with its principal place of business at 500 East Main Street, Bowling Green, Kentucky 42101.

    1.9 EMPLOYEE. The term "Employee" means an employee of the Company or of a Subsidiary.

    1.10 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    1.11 EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended.

    1.12 FAIR MARKET VALUE. The term "Fair Market Value" means the closing transaction price for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System National Market, on the trading day immediately preceding the date for which the Fair Market Value is to be determined. If there were no transactions in the Common Stock on such date, then the Fair Market Value shall mean the average of the closing bid and ask quotations in the over-the-counter market on such date, as reported by the National Association of Securities Dealers Automated Quotation System National Market.

    1.13 NEGATIVE DISCRETION. The term "Negative Discretion" means other factors to be applied by the Plan Committee in reducing the number of shares or other compensation to be issued pursuant to an Award if the Performance Goals with respect to that Award have been met or exceeded, if, in the Plan Committee's sole judgment, such application is appropriate in order to act in the best interest of the Company and its shareholders. The Negative Discretion factors may include, but are not limited to, the achievement of measurable individual performance objectives established by the Plan Committee, and competitive pay practices.

    1.14 PARTICIPANT. The term "Participant" means an Employee who has been granted an Award under this Plan.

    1.15 PERFORMANCE GOALS. The term "Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria: earnings or earnings growth; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; reductions in non-performing assets; or any combination of the foregoing. Such Performance Goals may be particular to an Employee, and may be based on (i) the performance of the Employee; (ii) the performance of the division, department, branch, line of business, Subsidiary or other unit in which the Employee works; (iii) the performance of the Company generally; or (iv) a combination of any of the foregoing.

    1.16 PERFORMANCE PERIOD. The term "Performance Period" means the period of time designated by the Plan Committee applicable to an Award during which the Performance Goals for that Award shall be measured.

    1.17 PERFORMANCE STOCK AWARD. The term "Performance Stock Award" shall have the meaning specified in Section 5.7.

    1.18 PLAN. The term "Plan" means the Trans Financial, Inc. 1998 Stock Incentive Plan, as set forth herein, and as amended from time to time.

    1.19 PLAN COMMITTEE. The term "Plan Committee" means the committee appointed by the Board pursuant to Section 3.

    1.20 PLAN YEAR. The term "Plan Year" means a twelve-month period beginning with January 1 of each year.

    1.21 REPORTING PERSON. The term "Reporting Person" means an Employee subject to the reporting requirements of Section 16 of the Exchange Act.

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
    1.22 SIGNIFICANT SUBSIDIARY. The term "Significant Subsidiary" means any Subsidiary which meets either of the following: (i) the assets of the Subsidiary exceed 40% of the total consolidated assets of the Company as of the end of the most recently completed fiscal year; or (ii) the Subsidiary's income from continuing operations before income taxes and extraordinary items exceeds 40% of the consolidated income of the Company as of the most recently completed fiscal year.

    1.23 SUBSIDIARY. The word "Subsidiary" or "Subsidiaries" means, as defined in Code Section 424(t), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

    1.24 SUCCESSOR. The word "Successor" means the entity surviving a merger or consolidation with the Company, or the entity that acquires all or a substantial portion of the Company's assets or outstanding capital stock (whether by merger, purchase or otherwise).

                      SECTION 2 -- SHARES SUBJECT TO PLAN

    2.1 SHARES. The shares of Common Stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock, or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

    2.2 AGGREGATE NUMBER OF SHARES AVAILABLE FOR AWARD. Subject to adjustment in accordance with the provisions of Section 9, the aggregate number of shares of Common Stock available for grant of Awards under the Plan shall be 150,000. For purposes of calculating the aggregate number of shares of Common Stock subject to Awards already granted, the following shares shall not be included:
(i) shares of Common Stock represented by Awards which have been canceled, forfeited, surrendered, terminated or expired unexercised at the time of such calculation; and (ii) the excess amount of variable Awards which have become fixed at less than their maximum limitations at the time of such calculation.

    2.3 NUMBER OF SHARES AVAILABLE FOR AWARD EACH PLAN YEAR. Subject to adjustment in accordance with the provisions of Section 9, and subject to
Section 2.4, (i) the total number of shares of Common Stock available for grants of Awards (including, without limitation, Awards of restricted and performance shares) in any Plan Year shall not exceed one-half of one percent of the outstanding Common Stock as reported as of year-end in the Company's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year; and (ii) the total number of shares of Common Stock available for grants of restricted and performance shares (including shares to be issued pursuant to Performance Stock Awards) in any Plan Year shall not exceed one-fourth of one percent of the outstanding Common Stock as reported as of year-end in the Company's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year.

    2.4 ADDITIONAL AVAILABLE SHARES. There shall be available for Awards under this Plan in each Plan Year, in addition to shares of Common Stock available for grant under Section 2.3, all of the following: (i) any unused portion of the limit set forth in Section 2.3 for the two immediately preceding Plan Years;
(ii) shares of Common Stock represented by Awards which have been canceled, forfeited, surrendered, terminated or expire unexercised (A) during that Plan Year, or (B) during the two immediately preceding Plan Years to the extent such shares have not been used during such two immediately preceding Plan Years; and
(iii) the excess amount of variable Awards which become fixed at less than their maximum limitations (A) during that Plan Year, or (B) during the two immediately preceding Plan Years to the extent such shares have not been used during such two immediately preceding Plan Years.

    2.5 SHARES AVAILABLE FOR AWARD TO ONE PARTICIPANT. Subject to adjustment in accordance with Section 9, (i) the total number of shares of Common Stock available for grants of Awards in any Plan Year to any one Employee shall not exceed one-fourth of one percent of the outstanding Common Stock as reported as of year-end in the Company's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year; (ii) the total number of shares of Common Stock available for (A) grants of restricted and performance shares and (B) grants of Performance Stock Awards to be issued in any Plan Year to any one Employee shall not exceed one-eighth of one percent of the outstanding Common Stock as reported as of year-end in the Company's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year, and (iii) the total number of shares of Common Stock available for grants of stock options (including Incentive Stock Options) to be issued in any Plan Year to any one Employee shall not exceed 25,000.

    2.6 CALCULATION OF AVAILABLE SHARES. For purposes of calculating the total number of shares of Common Stock available for grants of Awards, (i) the grant of a performance or restricted share unit Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award; and (ii) where the value of an Award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the Award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for Awards granted under this Plan.

                          SECTION 3 -- ADMINISTRATION

    3.1 PLAN COMMITTEE. The Plan shall be administered by the Plan Committee, whose membership shall be determined and reviewed from time to time by the Board of Directors. The Plan Committee shall consist of not less than two members of the Board of Directors. The Plan Committee shall periodically make determinations with respect to the participation of Employees in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Plan Committee deems appropriate. The Plan Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation of any provisions of the Plan by the Plan Committee shall be final, conclusive, and binding upon all persons, and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Plan Committee in administering the Plan. The decision of a majority of the members of the Plan Committee shall constitute the decision of the Plan Committee and the Plan Committee may act either at a meeting at which a majority of the members of the Plan Committee is present, or by a writing signed by all of the members of the Plan Committee.

    3.2 DELEGATION. The Plan Committee may delegate to one or more persons other than its members, including without limitation any person who is an officer of the Company, a Participant and/or a Reporting Person, the authority to carry out the Plan Committee's responsibilities under such conditions or limitations as the Plan Committee may set, other than the Plan Committee's authority with regard to granting Awards to Reporting Persons and determining the satisfaction of conditions or performance goals with respect to Awards granted to Reporting Persons.

                            SECTION 4 -- ELIGIBILITY

    All Employees who, in the opinion of the Plan Committee, are from time to time materially responsible for the management of the business or have materially contributed, or will in the future materially contribute, to the successful performance of the Company or of any of its Subsidiaries, shall be eligible to be granted Awards under the Plan; provided, however, that no Employee may be granted options under the Plan if, at the time such options are granted, the Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

                       SECTION 5 -- AWARDS UNDER THE PLAN

    As the Plan Committee may determine, the following types of Awards may be granted under this Plan to Employees on a stand alone, combination or tandem basis, to the extent permitted by applicable laws and regulations:

    5.1 STOCK OPTION. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Plan Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

    5.2 INCENTIVE STOCK OPTION. An award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

    5.3 STOCK APPRECIATION RIGHT. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted.

    5.4 RESTRICTED AND PERFORMANCE SHARES. A transfer of shares of Common Stock to a Participant, subject to such restrictions on transfer, forfeiture provisions, or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Plan Committee may determine.

    5.5 RESTRICTED AND PERFORMANCE SHARE UNIT. A fixed or variable share or dollar denominated unit subject to conditions of vesting, performance and time of payment as the Plan Committee may determine, which may be paid in shares of Common Stock, cash or a combination of both.

    5.6 DIVIDEND OR EQUIVALENT RIGHT. A right to receive dividends or their equivalent in value in shares of Common Stock, cash or in a combination of both, with respect to any new or previously existing Award.

    5.7 PERFORMANCE STOCK AWARDS. A right to receive shares (which may consist of or include restricted shares as defined in Section 5.4) that are not to be issued to the Employee until after the end of the related Performance Period, subject to satisfaction of the Performance Goals for such Performance Period.

    5.8 OTHER COMMON STOCK-BASED AWARDS. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this
Section 5.

    In addition to granting Awards for purposes of incentive compensation, Awards may also be made in tandem with or in lieu of current or deferred Employee compensation.

                     SECTION 6 -- PERFORMANCE STOCK AWARDS

    6.1 ADMINISTRATION. Performance Stock Awards may be granted either alone or in addition to other Awards granted under this Plan. The Plan Committee shall determine the Employees to whom Performance Stock Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the number of shares to be awarded at the end of a Performance Period to Employees if the Performance Goals are met or exceeded, and the terms and conditions of the Performance Stock Award in addition to those contained in this Section 6.

    6.2 PAYMENT OF AWARD. After the end of a Performance Period, the financial performance of the Company during such Performance Period shall be measured against the Performance Goals. If the Performance Goals are not met, no shares shall be issued pursuant to the Performance Stock Award. If the Performance Goals are met or exceeded, the Plan Committee shall certify that fact in writing in the Plan Committee minutes or elsewhere and certify the number of shares to be issued under each Performance Stock Award in accordance with the related Award Agreement. The Plan Committee may, in its sole discretion, apply Negative Discretion to reduce the number of shares to be issued under a Performance Stock Award.

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
    6.3 REQUIREMENT OF EMPLOYMENT. To be entitled to receive shares or other compensation pursuant to a Performance Stock Award, an Employee must remain in the employment of the Company through the end of the Performance Period, except that the Plan Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

                    SECTION 7 -- OTHER TERMS AND CONDITIONS

    7.1 NONTRANSFERABILITY. Awards granted hereunder shall not be transferable by the Participant otherwise than by bequest or the laws of descent and distribution, and during the lifetime of the Participant shall be exercisable by or payable to only the Participant. Notwithstanding the foregoing, an Award Agreement may provide that a Participant may, subject to any restrictions under
Section 16(b) of the Exchange Act and the Award Agreement, transfer the Award to
(i) the Participant's spouse or lineal descendants ("Immediate Family Members"),
(ii) trusts for the exclusive benefit of the Participant and/or his or her Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or his or her Immediate Family Members are the only partners or members, as applicable; provided that (A) there may be no consideration for any such transfer, and (B) subsequent transfers of any transferred Award shall be prohibited other than by bequest or the laws of descent and distribution. Following transfer, an Award shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, as modified by any provisions in the Award Agreement dealing specifically with the Award after transfer.

    7.2 AWARD AGREEMENT. Each Award under this Plan shall be evidenced by an Award Agreement.

    7.3 RIGHTS AS A SHAREHOLDER. Except as otherwise provided herein or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant or the Participant's nominee (which, for purposes of this Plan, shall include any third party agent selected by the Plan Committee to hold such shares on behalf of a Participant), guardian or legal representative is the holder of record of such shares.

    7.4 NO OBLIGATION TO EXERCISE. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

    7.5 PAYMENTS BY PARTICIPANTS. The Plan Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Plan Committee may deem appropriate.

    7.6 TAX WITHHOLDING. The Company shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, an amount sufficient to satisfy all federal, state and local withholding tax requirements. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Common Stock pursuant to this Plan, the Company shall have the right to retain shares of Common Stock otherwise distributable, in an amount sufficient to satisfy such withholding requirements, before delivery to the Participant of any certificate(s) for shares of Common Stock

    7.7 REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

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                            SECTION 8 -- AMENDMENTS

    Except as otherwise provided in this Plan, the Board shall have the right at any time, and from time to time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company, except that, without approval by the shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders, no amendment shall be made if shareholder approval is necessary to continue to qualify the Plan under Rule 16b-3 under the Exchange Act or to maintain the Plan as one under which Incentive Stock Options may be granted. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, any particular class of Participants. No amendment or alteration of the Plan may, without the consent of the Participant, make any changes in any outstanding Award theretofore granted under the Plan which would adversely affect the rights of such Participant.

                         SECTION 9 -- RECAPITALIZATION

    The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.

                      SECTION 10 -- NO RIGHT TO EMPLOYMENT

    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

                        SECTION 11 -- CHANGE IN CONTROL

    11.1 ACCELERATION PROVISIONS. Each Award Agreement shall provide that all applicable performance standards shall be automatically maximized, all restrictions shall lapse, and any time periods relating to the exercise, realization or vesting of such Awards shall accelerate, so that such Awards will be immediately exercised, realized or vested in full on the date of the Change in Control, or such other date within 90 days of the Change in Control as the Plan Committee, in its sole discretion, shall provide in the Award Agreement.

    11.2 ADDITIONAL PROVISIONS. The Award Agreements may, in the sole discretion of the Plan Committee, provide that any or all of the following shall occur in the event of a Change in Control:

        11.2.1 PAYMENT IN CASH. Performance shares or performance units may be paid entirely in cash.

        11.2.2 TERMINATION OF EMPLOYMENT. If a Participant's employment terminates for any reason other than retirement or death following a Change in Control, any Options held by such Participant may be exercised by such Participant until the earlier of three months after the termination of employment or the expiration date of such Options.

        11.2.3  CANCELLATION.  All Awards become non-cancelable.

    11.3 PLAN COMMITTEE DISCRETION. Notwithstanding the foregoing, the Plan Committee may, in its sole discretion, provide in any Award Agreement with respect to an Award, that (i) if (A) a Change in Control occurs within two years following adoption of the Plan by the shareholders of the Company or the grant of the Award, (B) the transaction in which the Change in Control occurs is intended to be reflected as a pooling of interests for accounting purposes, and
(C) the Board of Directors finds that any of the provisions required or permitted under Sections 11.1 and 11.2 above would prevent such transaction from being reflected as a pooling of interests for accounting purposes, or (ii) if (A) the Company or a Subsidiary engages in a Business Combination within two years following adoption of the Plan by the shareholders of the Company or the grant of the Award, (B) the Business Combination is intended to be reflected as a pooling of interests for accounting purposes, and (C)the Board of Directors finds that any of the provisions required or permitted under Sections 11.1 and 11.2 above with respect to a subsequent Change in Control would prevent the Business Combination from being reflected as a pooling of interests for accounting purposes, then the Board of Directors may declare any or all of the provisions required or permitted under Sections 11.1 and 11.2 that were included in the Award Agreement to be null and void with respect to such Award Agreement.

                          SECTION 12 -- GOVERNING LAW

    To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky.

                          SECTION 13 -- SAVINGS CLAUSE

    This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by laws, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Plan Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants.

                     SECTION 14 -- EFFECTIVE DATE AND TERM

    The effective date of this Plan is January 1, 1998, subject to its approval by the Company's shareholders at their next annual meeting or at any adjournment thereof, within twelve months following the date of its adoption by the Board. This Plan shall terminate on December 31, 2007, and no Awards may be granted under the Plan after such date, but any Award granted prior thereto shall be enforced in accordance with its terms.

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
                             TRANS FINANCIAL, INC.
                            BOWLING GREEN, KENTUCKY
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned shareholder in Trans Financial, Inc., Bowling Green, Kentucky (the "Corporation") hereby constitutes and appoints Gregg Hall and Roger Lundin, or either of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Bowling Green-Warren County Convention Center, 1021 Wilkinson Trace, Bowling Green, Kentucky, on Monday, April 20, 1998, 10:00 a.m. Central Time, or at any adjournment or adjournments thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Shareholders, with all the powers the undersigned would possess if present personally at said meeting, or at any adjournment or adjournments thereof.

    The Directors recommend a vote FOR Proposals 1 and 2.

1.   ELECTION OF DIRECTORS
      FOR all nominees listed below / /           WITHHOLD AUTHORITY / /
      (except as marked to the contrary,     to vote for all nominees listed
            see Instruction below)                        below
     Mary D. Cohron, David B. Garvin and James D. Scott (to be elected as Class
     I directors as set forth in the proxy statement).
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:)

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2.   PROPOSAL TO APPROVE THE TRANS FINANCIAL, INC. 1998 STOCK INCENTIVE PLAN.
     / / FOR               / / AGAINST               / / ABSTAIN

    The above-named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE WITH THE DISCRETIONARY AUTHORITY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND FOR PROPOSAL 2.

    This Proxy may be revoked at any time prior to the time the presence of a quorum has been determined and declared, by a written notice of revocation executed by the undersigned and delivered to the Secretary of the Corporation.

                                          Dated _________________________ , 1998
                                          ______________________________________
                                          ______________________________________

                                          PLEASE SIGN EXACTLY AS YOUR NAME
                                          APPEARS AND RETURN THIS PROXY
                                          IMMEDIATELY IN THE ENCLOSED STAMPED
                                          SELF-ADDRESSED ENVELOPE. IF ACTING AS
                                          EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                          GUARDIAN, YOU SHOULD SO INDICATE WHEN
                                          SIGNING. IF THE SIGNER IS A
                                          CORPORATION, PLEASE SIGN THE FULL
                                          CORPORATE NAME, BY DULY AUTHORIZED
                                          OFFICER. IF SHARES ARE HELD JOINTLY,
                                          EACH STOCKHOLDER NAMED SHOULD SIGN.